Exhibit 99.1

NEWS RELEASE

LivaNova to Acquire TandemLife
Company will add advanced cardiopulmonary temporary support solutions to its portfolio

London, February 14, 2018 - LivaNova PLC (NASDAQ:LIVN) (“LivaNova” or the “Company”), a market-leading medical technology company, today announced it has entered into an agreement to acquire TandemLife, a privately held company focused on advanced cardiopulmonary temporary support solutions (“TandemLife”). The Pittsburgh-based company offers four product systems, all built around a common pump and controller. These systems, which include ExtraCorporeal Life Support (“ECLS”) and Percutaneous Mechanical Circulatory Support (“pMCS”), are complementary to LivaNova’s strong offerings in cardiac surgery.
“We are pleased to enhance our cardiac surgery product offerings with TandemLife’s complete portfolio of advanced cardiopulmonary support products,” said Damien McDonald, LivaNova’s Chief Executive Officer. “Use of ECLS and pMCS systems is on the rise, and technological advancements have made products easier to use and more efficacious, leading to growth in the number of hospitals capable of performing these advanced procedures. We will leverage our customer base and global infrastructure to increase penetration in the U.S. and to expand geographically.”
With TandemLife, hospitals can deploy a versatile platform consisting of a single pump and controller upon which all of the company’s products operate. This simple platform creates ease of use for clinicians and offers mobility for patients. Each TandemLife system may include a pump, an oxygenator and cannulae for comprehensive, acute cardiac, pulmonary or cardiopulmonary care. The TandemLife® system provides cardiopulmonary support through veno-arterial ECLS. For patients experiencing respiratory dysfunction, TandemLung® provides pulmonary support through veno-venous ECLS. ProtekDuo® and TandemHeart® provide advanced pMCS for Right Heart Support and Left Heart Support, respectively.
“The TandemLife systems allow hospitals to offer a comprehensive platform, which controls costs without sacrificing quality of care,” said Alistair Simpson, LivaNova’s General Manager of its Cardiac Surgery business franchise. “These product offerings will enrich LivaNova’s cardiopulmonary temporary support capabilities.”

Since inception in 1996, TandemLife products have been used in more than 5,000 patient cases. TandemLife is currently maintaining a multicenter clinical registry (“THEME”) and is sponsoring studies for its main indications.
“We have a history of delivering significant capabilities and benefits to save and improve the lives of critically ill patients,” said John Marous, TandemLife’s President and Chief Executive Officer. “We look forward to continuing to develop simple and effective life support solutions as LivaNova.”
LivaNova has agreed to pay up to $250 million for TandemLife. Upfront costs total $200 million, with up to $50 million in contingent considerations based on regulatory milestones. The deal is projected to be modestly accretive in 2018 and is expected to close in the first half of 2018 (subject to approvals and other customary closing conditions).
Visit LivaNova’s website for more information on today’s announcement.
About TandemLife
CardiacAssist, Inc., dba TandemLife, is a growing, privately held medical device company headquartered in Pittsburgh, Pennsylvania, that developed the world’s first FDA-cleared and CE-marked short-term extracorporeal circulatory support platform. TandemLife products have provided critical cardiopulmonary support to thousands of patients in the top hospitals worldwide.

About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to improve the lives of patients around the world. LivaNova’s advanced technologies and breakthrough treatments provide meaningful solutions for the benefit of patients, healthcare professionals and healthcare systems. Headquartered in London and with a presence in more than 100 countries worldwide, the company employs more than 4,500 employees. LivaNova operates as three business franchises: Cardiac Surgery, Neuromodulation and Cardiac Rhythm Management, with operating headquarters in Mirandola (Italy), Houston (U.S.A.) and Clamart (France), respectively.

For more information, please visit www.livanova.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company’s future plans, strategies and expectations. Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, "may," “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements contained in this press release are based on information presently available to LivaNova and assumptions that the Company believes to be reasonable, but are inherently uncertain. As a result, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning closing of the proposed acquisition of TandemLife, investing in studies, regulatory approvals, product enhancements and other steps needed to promote this device commercially, developing TandemLife as a positive addition to the Company’s cardiac surgery portfolio, offering patients the most advanced cardiopulmonary support products , bringing superior technologies to market and anticipating that this transaction will meet all LivaNova long-term financial metrics and internal standards. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-4 and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova. LivaNova does not give any assurance (1) that LivaNova will achieve its expectations, or (2) concerning any result or the timing thereof.
All information in this press release is as of the date of its release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release.
LivaNova PLC Investor Relations and Media
Karen King, +1 (281) 228-7262
Vice President, Investor Relations & Corporate Communications

Deanna Wilke, +1 (281) 727-2764
Corporate External Communications Manager
corporate.communications@livanova.com

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